IQST – iQSTEL Announces 2022 Net Income Positive $90 Million Revenue Forecast

Press Release | 12/21/2021

New York, NY, Dec. 21, 2021 (GLOBE NEWSWIRE) -- iQSTEL, Inc. (OTCQX: IQST) today continued in the publication of regular updates from the CEO, Leandro Iglesias, in conjunction with the company’s ongoing initiative to up-list on to Nasdaq.  The CEO’s latest letter to shareholders is included in its entirety below:

Dear Shareholders:

The holidays are upon us, and all of us here at iQSTEL are grateful this holiday season for the shareholder support that we have enjoyed while the company has taken on and succeeded in the execution of an aggressive growth strategy over the past two years in the face of a global pandemic – Thank you, and from all of us, we wish you all the best.

In anticipation of this week wrapping up a little early with celebrations and vacations taking priority, I am publishing my letter this week a little early.

First, I want to confirm the strategic investment deal in excess of $50 million and approved by our independent Board of Directors (BOD) remains on track.  I still anticipate the transaction finalizing before the end of the year.

Second, we also remain on track to finalize the previously announced Smartbiz acquisition on schedule in January.

This week I am pleased to share with you the latest on our 2022 forecast.  We have already announced a preliminary forecast of $80 million based on the expectations of our telecommunications business alone.   We have now completed our forecasting for all business lines and our BOD has approved a $90 million 2022 net income positive revenue forecast for all our operations combined.

We believe iQSTEL’s combined operations are uniquely positioned to serve an increasingly mobile and connected world.

iQSTEL provides connectivity through its B2B iQSTelecom Division which includes our Telecommunications, Internet of Things, and Blockchain products and services.

iQSTEL provides mobility through its B2C EVOSS Division which includes our EV Motorcycles and Fintech Mastercard Ecosystem products and services.

Our management team is confident, and our BOD has endorsed our confidence that the combined operations of iQSTEL’s five business lines (Telecommunications, Internet of Things, Blockchain, EV Motorcycles, Fintech Mastercard Ecosystem) will produce $90 million in revenue in 2022 and be profitable.

Management, with the support of our BOD, is also confident in iQSTEL’s plan to transition onto the Nasdaq national exchange within the first six months of 2022.

As you consider iQSTEL’s bold objectives for 2022, please take into your consideration our historical track record of setting objectives and achieving, if not exceeding them.  We set a $60.5 million forecast for 2021, for instance, and we now anticipate delivering $63 million for FY2021.

Thank you again for all your continued support and please enjoy your holidays, but also keep an eye out for additional shareholder letters between now and the end of the year.

Happy Holidays,
Leandro Iglesias
CEO

iQSTEL Inc. (OTCQX: IQST) (www.iQSTEL.com) is a US-based publicly-listed company holding an Independent Board of Directors and Independent Audit Committee offering leading-edge services through its two business divisions and each of them with independent brands. The B2B division, Brand IQSTelecom offering Telecommunications, Internet of Things, Technology and Blockchain platforms services, the target market for the B2B division is Global Markets. The B2C division, Brand EVOSS offering EV Electric Motorcycles, Fintech Ecosystem, the target market for this business division is Latin America, and the Spanish speakers in the USA. The company has presence in 15 countries, and its products and services are used in several industries as Telecommunications, Electric Vehicle (EV), Financial Services, Chemical and Liquid Fuel Distribution Industries. IQSTEL announced on February 17th 2021 that it became a Debt Free Company and is now completely debt free with no Convertible Notes, Warrants, Promissory Notes or Settlement Agreements from its Balance Sheet.

Safe Harbor Statement: Statements in this news release may be "forward-looking statements". Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in forward-looking statements due to numerous factors. Any forward-looking statements speak only as of the date of this news release and iQSTEL Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release. This press release does not constitute a public offer of any securities for sale.  Any securities offered privately will not be or have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

iQSTEL Inc.
IR US Phone: 646-740-0907, IR Email: investors@iqstel.com
Source: iQSTEL Inc. and its subsidiaries: www.iqstel.com

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